UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 27th, 2018

Trendmaker Inc. Limited

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-200624	46-3505091
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Bridge Rd #12-02/03,

Parkview Square,

188778 Singapore

(Address of principal executive offices)

(65) 919-633-2488

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Resignation of Previous Independent Registered Public Accounting Firm.

On July 27, 2018, the Board of Directors of Trendmaker Inc. Limited (the “Company”) approved the dismissal of Pritchett, Siler & Hardy, P.C. (“Pritchett”) as the independent registered public accounting firm of the Company, effective immediately.

The audit reports of Pritchett on the financial statements of the Company for the recent fiscal year ended July 31, 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that its report contained a going concern qualification as to the Company’s ability to continue.

During the fiscal year ended July 31, 2016, there were no (i) disagreements with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of Pritchett on the Company’s financial statements as of and for the years ended July 31, 2016 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of Pritchett on the effectiveness of internal control over financial reporting as of July 31, 2016 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company has provided Pritchett with a copy of the disclosures in this Current Report and the Company requested a letter from Pritchett addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter is attached as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Pritchett, Siler & Hardy, P.C.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trendmaker Inc. Limited
(Name of Registrant)

Date: July 30, 2018	By:	/s/ Tan Sri Dato Sri Lai Teck Peng
	Name:	Tan Sri Dato Sri Lai Teck Peng
	Title:	Chief Executive Officer, Chief Financial Officer President, Director, Secretary, Treasurer (Principal Executive Officer) (Principal Financial Officer)

3